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                                                                   EXHIBIT 5.01

                              September 18, 1995

II-VI Incorporated
375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056

Dear Sirs:

   We have acted as counsel to II-VI Incorporated, a Pennsylvania corporation (the "Company"), in connection with the proposed issuance and sale by the company of up to 1,150,000 shares (the "Shares") of the Company's Common Stock, no par value (the "Common Stock"), pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement") to be entered into by the Company and Advest, Inc. and Cruttenden Roth Incorporated, as underwriters.

   In connection with such proposed issuance and sale, we have examined the Articles of Incorporation of the Company, the By-Laws of the Company, as amended, the relevant corporate proceedings of the Company, the Registration Statement on Form S-3 covering the issuance and sale of the Shares (the "Registration Statement"), including the Prospectus which is part of the Registration Statement, and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

   We understand that the Shares are to be offered and sold in the manner described in the Prospectus which is a part of the Registration Statement.

   Based on the foregoing and assuming the due execution and delivery of the Underwriting Agreement, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, and when the Shares have been duly executed, issued and delivered pursuant to the terms of the Underwriting Agreement, the Shares will be validly issued, fully-paid and non-assessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading "Legal Matters." In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of this Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                        Sincerely,

                                        BUCHANAN INGERSOLL
                                         PROFESSIONAL CORPORATION


                                        By:_____________________________